Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Form S-4 Registration Statement and related prospectus of F.N.B. Corporation for the registration of 863,000 shares of its common stock and to the reference therein of our report dated February 4, 2005, with respect to the consolidated financial statements of North East Bancshares, Inc. for the year ended December 31, 2004.

/s/ PARENTE RANDOLPH, LLC

Pittsburgh, Pennsylvania
June 16, 2005